UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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 ☐ Preliminary Proxy Statement
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PDS BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PDS Biotechnology Corporation

25B Vreeland Road, Suite 300

Florham Park, NJ 07932
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 19, 2022
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of PDS Biotechnology Corporation, a Delaware corporation. The Special Meeting will be held on January 19, 2022 at 9 a.m. Eastern Time. In light of the public health impact of the coronavirus outbreak, and in order to help protect the health and well-being of our stockholders and employees, the Special Meeting will be held virtually via live webcast. Stockholders will be able to attend the Special Meeting and submit questions and vote their shares during the Special Meeting from any location that has internet connectivity. There will be no physical in-person meeting. You or your proxyholder will be able to participate and vote by visiting www.virtualshareholdermeeting.com/PDSB2022SM and entering your 16-digit control number (included in the proxy card that will be mailed to you). To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed proxy statement. The Special Meeting will be held for the following purposes:
1.
To ratify the prior approval of the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Plan Ratification Proposal”), which was adopted at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting of Stockholders”); and

2.	To conduct any other business properly brought before the Special Meeting.
These items of business are more fully described in the proxy statement accompanying this notice (which is incorporated by reference in this notice). Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed. The record date for the Special Meeting is November 29, 2021 (the “Record Date”).
Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting or any adjournment thereof. Stockholders of record as of April 26, 2021 (the record date of the 2021 Annual Meeting of Stockholders), other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Special Meeting, but are not entitled to attend the Special Meeting or vote on any matter presented at the Special Meeting unless they were also holders of common stock as of the Record Date.
This Notice of Special Meeting and Proxy Statement are first being distributed on or about December 16, 2021. Stockholders may submit votes via the Internet, telephone, or mail. To vote online at the Special Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2022SM. You will need the 16-digit control number, which is included in the proxy card.
This notice and proxy statement can be accessed directly at www.proxyvote.com.
As described in the proxy statement accompanying this notice (which is incorporated by reference in this notice), the Board of Directors is submitting certain matters for ratification by the Company’s stockholders pursuant to Section 204 of the Delaware General Corporation Law (the “DGCL”) and Delaware common law. This notice and accompanying proxy statement constitute the notice required to be given to our stockholders under Section 204 of the DGCL in connection with the ratifications contemplated by Proposal 1. Under Sections 204 and 205 of the DGCL, when a matter is submitted for ratification at a stockholder meeting, any claim that a defective corporate act or putative stock ratified under Section 204 is void or voidable due to the failure of authorization, or that the Delaware Court of Chancery should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the validation effective time. Accordingly, if Proposal 1 is approved at the Special Meeting, any claim that the effectiveness of the acts ratified is void or voidable due to the failure to receive the requisite stockholder approval at the 2021 Annual Meeting of Stockholders, or that the Delaware Court of Chancery should declare, in its discretion, that the acts so ratified not be effective or be effective only on certain conditions, must be brought within 120 days from the time at which the ratification is approved by stockholders (which will be the validation effective time for purposes of Section 204 of the DGCL). Our Board of Directors has approved these ratifications pursuant to Section 204 of the DGCL.
By Order of the Board of Directors
/s/ Frank Bedu-Addo, Ph.D.
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer

PDS Biotechnology Corporation

25B Vreeland Road, Suite 300

Florham Park, NJ 07932

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

January 19, 2022

ABOUT THE SPECIAL MEETING
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: This proxy statement and the accompanying notice is available at www.proxyvote.com
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Why am I receiving these proxy materials?
We have delivered paper proxy materials to you, because our board of directors is soliciting your proxy to vote at the Special Meeting to be held on Wednesday, January 19, 2022 at 9 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission (“SEC”), and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:
•	This proxy statement for the Special Meeting; and
•	The proxy card for the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be held on January 19, 2022 at 9 a.m. Eastern Time via a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2022SM and entering your 16-digit control number which is included in the proxy card that will be mailed to you. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting.
We recommend that you log in a few minutes before the Special Meeting on January 19, 2022 to ensure you are logged in when the meeting starts. Online check-in will begin at 8:55 a.m. Eastern Time.
Why is the Special Meeting a virtual, online meeting?
We have decided to hold a virtual meeting for efficiency purposes. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting.
Information on how to vote online during the Special Meeting is discussed below.
Can I ask questions at the Special Meeting?
Stockholders participating in the virtual meeting may submit questions or comments to the Company’s officers during the meeting.
If you would like to submit a question, you may do so by joining the virtual Special Meeting at www.virtualshareholdermeeting.com/PDSB2022SM and typing your question in the box in the Special Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Special Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Special Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Special Meeting, as time permits.
What if I need technical assistance accessing or participating in the virtual Special Meeting?
If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page. Technical support will be available starting at 8:55 a.m. Eastern Time on January 19, 2022.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 28,437,940 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
The ratification of the prior approval of the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, which was adopted at the 2021 Annual Meeting of Stockholders.
What if another matter is properly brought before the Special Meeting?
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver to you. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.
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Via Webcast: You may attend the Special Meeting via the Internet and vote during the Special Meeting. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2022SM and entering your 16-digit control number which is included in the proxy card that will be mailed to you. Please have your proxy card in hand when you access the website and then follow the instructions.

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By Mail: You may vote by proxy by filling out the proxy card you may have received and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

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By Telephone: To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on January 18, 2022 to be counted.

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Via the Internet: To vote through the internet before the Special Meeting, go to www.proxyvote.com and follow the on-screen instructions. Please have your proxy card in hand when you access the website and then follow the instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on January 18, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote online at the Special Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2022SM. You will need the 16-digit control number, which is included in the proxy card that will be mailed to you. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or at the Special Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
See “What are “broker non-votes”?” below.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the ratification of prior approval of the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, which was adopted at the 2021 Annual Meeting of Stockholders.

If any other matter is properly presented at the Special Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies as well as hosting the virtual-only Special Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners. In addition, we have engaged Morrow Sodali to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $40,000 in total.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
•	You may attend the Special Meeting via the Internet and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Before the Special Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Special Meeting.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.
The Plan Ratification Proposal is a “non-routine” matter under applicable rules and there are no “routine” matters for which broker non-votes may be submitted at the Special Meeting. Therefore, brokers that hold your shares do not have discretionary authority to vote your shares with respect to the Plan Ratification Proposal and broker non-votes, if any, will be treated as not present at the Special Meeting.

How many votes are needed to approve each proposal?
To be approved, the Plan Ratification Proposal, must receive “For” votes from the holders of a majority of shares present at the Special Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes are not entitled to vote with respect to the Plan Ratification Proposal and will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Special Meeting or represented by proxy. Virtual attendance at the Special Meeting constitutes presence in person for purposes of a quorum at the Special Meeting. On the Record Date, there were 28,437,940 shares outstanding and entitled to vote. Thus, the holders of 14,218,971 shares must be present at the Special Meeting or represented by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Special Meeting. Abstentions will be counted towards the quorum requirement. Broker non-votes will not be treated as present at the Special Meeting and, thus, will not be entitled to vote with respect to the Plan Ratification Proposal and will not be counted for quorum purposes.
If there is no quorum, either the chairman of the Special Meeting or the holders of a majority of shares present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who can help answer your questions?
If you have questions about the Special Meeting or would like additional copies of this Proxy Statement, you should contact Hillary Yegen at PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.

PROPOSAL 1
RATIFICATION OF THE PRIOR APPROVAL OF THE SECOND AMENDED AND RESTATED PDS
BIOTECHNOLOGY CORPORATION 2014 EQUITY INCENTIVE PLAN
Overview
At the Special Meeting, the Company’s stockholders will be asked to ratify the approval of the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Inventive Plan (the “2014 Plan”). On December 8, 2020, the Board approved the 2014 Plan subject to stockholder approval at the 2021 Annual Meeting of Stockholders. The 2014 Plan was previously submitted for consideration by the Company’s stockholders at the 2021 Annual Meeting of Stockholders. At the 2021 Annual Meeting of Stockholders, the Company determined that the proposal to approve the 2014 Plan received the requisite number of votes for approval. As part of this determination, broker non-votes were treated as having no effect on the outcome of this proposal. Following the 2021 Annual Meeting of Stockholders, a complaint (the “Complaint”) was filed in the Court of Chancery of the State of Delaware (C.A. No. 2021-0644 JRS) against the Company, certain executive officers of the Company, and the members of the Board, in which it was alleged that, under the voting standard contained in the Company’s bylaws in effect at the time of the 2021 Annual Meeting of Stockholders, broker non-votes should have been treated as a vote “AGAINST” the proposal. If the broker non-votes were treated as a vote “AGAINST,” the proposal would not have been approved at the 2021 Annual Meeting of Stockholders.
Although the Company does not believe that the interpretation reflected in the Complaint regarding the bylaws of the Company that were in effect as of the time of the 2021 Annual Meeting of Stockholders was correct, in an effort to resolve any ambiguity regarding the approval of the 2014 Plan at the 2021 Annual Meeting of Stockholder raised by the Complaint, the Company has determined that it would be advisable and in the best interests of the Company and its stockholders to submit this Proposal 1 to the Company’s stockholders for ratification and approval pursuant to Section 204 of the DGCL. Accordingly, the prior approval of the 2014 Plan is being submitted to the Company’s stockholders for consideration and ratification at the Special Meeting.
Under Section 204 of the DGCL, a statutory process exists by which a Delaware corporation can ratify defective corporate acts, retroactive to the date the act was originally taken, if the procedures of Section 204 of the DGCL are followed. A defective corporate act is any act or transaction that would have been within the power of the corporation at the time taken, but which is void or voidable due to a failure of authorization. No defective corporate act will be deemed void or voidable solely as a result of failure of authorization if ratified in accordance with Section 204. On November 29, 2021, the Board, declared the ratification of the 2014 Plan advisable and in the best interest of the Company, approved the ratification of the 2014 Plan and recommended that the stockholders of the Company ratify the prior approval of the 2014 Plan. The resolutions of the Board approving ratification of the 2014 Plan and setting forth the reasons therefor is attached hereto as Exhibit A and the notice required to be given pursuant to Section 204(d) of the DGCL is attached as Exhibit B.
In addition, the Company has issued stock options to purchase an aggregate of 1,224,630 shares of its common stock to certain of its employees, directors and consultants (the “Options”) under the 2014 Plan prior to and since the date of the 2021 Annual Meeting of Stockholders. Accordingly, by ratifying the approval of the 2014 Plan, stockholders will also be ratifying the approval of the Options granted thereunder.
The 2014 Plan is available as Appendix A to the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 29, 2021.
Reasons for the Ratification of the Prior Approval of the 2014 Plan
As further described in the proxy statement for the 2021 Annual Meeting of Stockholders, the Board, the Compensation Committee and management believe that the effective use of stock-based incentive compensation is vital to our ability to achieve strong performance in the future. The 2014 Plan will allow us to continue to maintain the key policies and practices adopted by our management and Board to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2014 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

Effect of the Ratification of the Prior Approval of the 2014 Plan
The ratification of the prior approval of the 2014 Plan will become effective at the time this Proposal 1 is approved by the stockholders. At that effective time, unless otherwise determined in an action brought pursuant to Section 205 of the DGCL (as described below), the prior approval of the 2014 Plan shall no longer be void or voidable, and the effect of the ratification shall be retroactive to June 17, 2021, which was the date of the 2021 Annual Meeting of Stockholders at which the 2014 Plan was approved.
Summary of the 2014 Plan
The 2014 Plan includes a number of features that will reinforce the alignment between the interests of participants in the 2014 Plan and those of the company’s stockholders. These provisions include, but are not limited to, the following:
•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	No Repricing, Replacement or Buy Back without Stockholder Approval. PDS may not reprice, replace or buy back any Award, including an underwater stock option or SAR, without stockholder approval.
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No Evergreen Provision. The 2014 Plan does not contain an “evergreen” feature that automatically increases the number of shares available for issuance pursuant to awards. Therefore, PDS must obtain stockholder approval each time it desires to authorize additional shares for awards.

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No Liberal Share Recycling. Any shares tendered in payment of an exercise price or the tax liability with respect to an award, including shares withheld from any such award, will not be available for future awards under the 2014 Plan.

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Non-Employee Director Limit. Under the 2014 Plan, the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 for an annual grant, provided however, in a non-employee director’s first year of service, compensation for services may not exceed $1,000,000. The Compensation Committee may make exceptions to these limits for individual non-employee directors only in extraordinary circumstances.

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Recoupment. Awards granted under the 2014 Plan (and all shares acquired thereunder) are subject to mandatory repayment and clawback pursuant to the terms of PDS’s corporate governance guidelines, and as may otherwise be required under any federal or state laws or the listing requirements of any applicable securities exchange.

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No Transferability. No Award may be transferred, assigned, pledged or encumbered by a participant to any third party except pursuant to the laws of descent and distribution or as approved by the Compensation Committee for estate planning or charitable purposes.

•	No Automatic Grants. The 2014 Plan does not provide for “reload” or other automatic grants to participants.
•	No Tax Gross-Ups. The 2014 Plan does not provide for any tax gross-ups to participants.
General
Under the 2014 Plan, PDS may grant awards, or Awards, with respect to its common stock to employees and consultants of the company and its subsidiaries, as well as non-employee members of any board of directors or board of managers of the company or of its subsidiaries. Awards may consist of restricted stock, restricted stock units, or PDS RSUs, stock options, stock appreciation rights, or SARs, and other stock-based awards. Each Award will be governed by the provisions of the 2014 Plan and the applicable Award agreement. The 2014 Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.
Purpose
The general purpose of the 2014 Plan is to provide an effective method of compensating employees and consultants, non-employee directors of the company and its subsidiaries and non-employee directors of the board of directors of the company, and to align the interests of these individuals with those of the company’s stockholders. The 2014 Plan will accomplish these goals by allowing eligible employees, consultants and non-employee directors of the company and its subsidiaries to receive Awards.
Administration
The 2014 Plan is administered by PDS’s Compensation Committee, which has the power to: (i) select the employees, consultants and non-employee directors who will receive Awards pursuant to the 2014 Plan; (ii) determine the type or types of Awards to be granted to each participant; (iii) determine the number of shares of common stock to which an Award will relate, the terms and conditions of any Award granted under the 2014 Plan, and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether performance goals to which an Award is subject are satisfied; (vii) correct any defect or supply any omission or reconcile any inconsistency in the 2014 Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the 2014 Plan as it may deem necessary or advisable; and (viii) construe and interpret the 2014 Plan and make all other determinations as it may deem necessary or advisable for the administration of the 2014 Plan. The Compensation Committee may delegate some or all of its powers to any of PDS’s executive officers or any other person, other than its authority to grant Awards to certain individuals (such as board members and executive officers).
Eligibility
All of PDS’s employees and consultants, all employees and consultants of PDS’s subsidiaries, and all non-employee members of PDS’s board of directors and those of PDS’s subsidiaries are eligible to receive Awards under the 2014 Plan. As of the Record Date, six (6) non-employee directors, twenty-two (22) employees, and two (2) consultants are eligible to participate in the 2014 Plan.
Shares Available Under the 2014 Plan
The maximum number of shares authorized for issuance under the 2014 Plan is 3,442,455 shares of common stock (which is equal to 3,339,243, plus the total number of shares that remained available for issuance, that are not covered by outstanding awards issued under the Amended and Restated PDS Biotechnology Corporation Equity Incentive Plan, immediately prior to December 8, 2020). This is referred to as the “Plan Limit.” The Plan Limit shall be, without duplication, (x) reduced on the date of grant of any Award by one share for each share of common stock made subject to an Award granted under the 2014 Plan, (y) increased by the number of shares underlying an Award or portion thereof granted under the 2014 Plan or the Amended and Restated PDS Biotechnology Corporation Equity Incentive Plan (the “Prior Plan”), the Edge Therapeutics, Inc. 2010 Equity Incentive Plan or the Edge Therapeutics, Inc. 2012 Equity Incentive Plan (the “Prior Plans”), that is forfeited, cancelled or otherwise terminates, expires or is settled for any reason whatsoever without an actual distribution of shares, and (z) increased, on the applicable forfeiture date, by the number of shares of common stock that are forfeited back to PDS after issuance due to a failure to meet a contingency or condition with respect to any Award or portion thereof granted under the Prior Plans, 2014 Plan, or the Prior Plan.
Any shares tendered by a participant in payment of an exercise price for an Award (or an award granted under the Prior Plan) or the tax liability with respect to an Award (or an award granted under the Prior Plan) including shares withheld from any such Award or award, will not be available for future Awards hereunder. Common stock awarded under the 2014 Plan may be reserved or made available from PDS’s authorized and unissued common stock or from common stock reacquired and held in PDS’s treasury. Any shares of common stock issued by PDS through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares of common stock available for Awards under the 2014 Plan.
The maximum number of shares that may be granted through the exercise of incentive stock options is 11,000,000 shares. In addition, under the 2014 Plan, the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 for an annual grant, provided, however, in a non-employee director’s first year of service, compensation for services may not exceed $1,000,000. The Compensation Committee may make exceptions to these limits for individual non-employee directors only in extraordinary circumstances.

Awards - Generally
Awards may be granted on the terms and conditions described below. In addition, the Compensation Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the 2014 Plan, as the Compensation Committee may determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of service of the participant. The right of a participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Compensation Committee. Each Award will be evidenced by an Award agreement that will include additional terms and conditions that may be applicable to such Award.
Awards - Performance Goals
In the discretion of the Compensation Committee, any Award may be granted subject to performance goals that must be met by the end of a certain specified performance period. Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within PDS or any subsidiary in which the participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance goals may, without limitation, be based on the following: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; regulatory body approvals for commercialization of products; implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials); partnering or similar transactions; any combination of any of the foregoing criteria; or any other metric as determined by the Compensation Committee.
Awards - Types of Awards
Restricted Stock. In a restricted stock award, a participant receives a grant of shares of common stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. Unless otherwise provided in an award agreement, during the restriction period, holders of restricted stock will have all the rights of a stockholder with respect to the restricted stock, including, without limitation, the right to receive dividends (whether in cash or additional shares of common stock) and to vote shares of restricted stock, provided that any dividends declared on restricted stock shall be subject to the same restrictions as the underlying restricted stock and any cash dividends shall be held by PDS and released to the participant upon the vesting of the underlying restricted stock.
Restricted Stock Units. A PDS RSU is a grant of the right to receive a payment in PDS’s common stock or cash, or in a combination thereof, equal to the fair market value of a share of PDS’s common stock on the expiration of the applicable restriction period or periods. During such period or periods, the participant will generally have no rights as a stockholder with respect to any such shares. However, the Compensation Committee may provide in an Award that amounts equal to any dividends declared during the restriction period will be credited to the participant’s account and deemed to be reinvested in additional PDS RSUs that will be subject to the same forfeiture restriction as the PDS RSUs to which the dividend equivalent payment relates.
Stock Options. Stock options granted under the 2014 Plan may be either ISOs or non-qualified options. The exercise price of an option shall be determined by the Compensation Committee, but must be at least 100% of the fair market value of PDS’s common stock on the date of the grant. As of the Record Date, fair market value of a share of PDS common stock, determined by the last reported sale price per share of common stock on that date was $9.45. If the participant owns, directly or indirectly, shares constituting more than 10% of the total voting power of all classes of PDS’s stock or the stock of any subsidiary, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date the incentive stock option is granted. Each Award of an option shall specify the time or times at which the option may be exercised and any terms and conditions applicable to the option, including (i) a vesting schedule which may be based upon the passage of time, attainment of performance goals, or a combination thereof, (ii) whether the exercise price for an option shall be paid in cash, with shares of common stock, with a combination of cash and shares of common stock, or with other legal consideration, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, and/or the time at which, common stock will be delivered or deemed to be delivered to a participant upon exercise of an option. The term of an option may not exceed ten years from the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a participant who owns, directly or indirectly, shares constituting more than 10% of the total voting power of all classes of PDS’s stock or the stock of any subsidiary).
Stock Appreciation Rights. A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of PDS’s common stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee. SARs will be settled either in cash, shares of common stock, or a combination of the foregoing. The grant price of a SAR may never be less than 100% of the fair market value of a share of common stock on the date of grant. The term of an SAR shall be no greater than ten years from the date of grant.
Other Stock-Based Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant participants any type of Award that is payable in, or valued in whole or in part by reference to shares of PDS’s common stock, and that is deemed by the Compensation Committee to be consistent with the purposes of the 2014 Plan, including, without limitation, dividend equivalents, performance shares and performance units.
Change in Control and other Corporate Transactions
With respect to SARs and options outstanding on a change of control, the Compensation Committee in its discretion generally may (a) cancel any outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the common stock underlying the unexercised portion of the option or SAR as of the date of the change in control over the exercise price or grant price; (b) terminate any option or SAR, effective immediately prior to the change in control, provided that the participant has an opportunity to exercise his or her Award within a specified period following a written notice of the change in control; (c) terminate any options or SARs if the applicable performance goals were not satisfied as of the change in control; (d) require the successor or acquiring company (or its parents or subsidiaries) to assume any outstanding option or SAR or to substitute options or SARs with Awards involving the common equity securities of an acquirer or successor on terms and conditions necessary to preserve the rights of participants, or (e) take such other actions as the Compensation Committee believes may be appropriate. With respect to Restricted Stock, PDS RSUs or other Awards, the Compensation Committee generally may (a) provide in an Award agreement that, upon the occurrence of a change in control, any vested Restricted Stock, PDS RSUs and other Awards shall become immediately vested and/or payable, provided that if such Awards constitute “non-qualified deferred compensation” (within the meaning of Code Section 409A) such change in control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii); (b) with respect to any Restricted Stock, PDS RSUs or other Awards that do not constitute “non-qualified deferred compensation,” elect to settle such PDS RSUs and other Awards upon a change in control, (c) terminate any Restricted Stock, PDS RSUs or other Awards if the applicable performance goals were not satisfied as of the change in control, (d) require the successor or acquiring company (or its parents or subsidiaries), following a change in control, to assume such Restricted Stock, PDS RSUs and other Awards or to substitute such Awards with Awards involving the equity securities of the acquiring or successor company on terms and conditions so as to preserve the rights of participants, or (e) take such other actions as the Compensation Committee believes may be appropriate (including terminating such Awards for a cash payment equal to the fair market value of the underlying shares).
Certain Corporate Transactions
In order to prevent dilution or enlargement of the rights of participants under the 2014 Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects PDS’s common stock, the Compensation Committee shall adjust (i) the number and kind of shares of common stock which may be issued in connection with Awards to participants, (ii) the number and kind of shares of common stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of common stock available under the 2014 Plan, and (iv) the exercise or grant price relating to any Award. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described above) affecting PDS or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
Termination of Employment or Other Service
Unless otherwise provided in an Award agreement, upon a participant’s termination of employment or other service with PDS, the unvested portion of such participant’s Awards shall cease to vest and shall be forfeited and the vested portion of such participant’s options and SARs shall remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by PDS or a subsidiary without cause, (ii) 180 days in the event of a termination due to death or disability and (iii) 30 days in the event of the participant’s voluntary termination, but in all cases, not beyond the normal expiration date of the option or SAR. All of a participant’s options and SARs, whether or not vested, shall be forfeited immediately upon such participant’s termination by PDS or a subsidiary for cause.
Amendment and Termination
The 2014 Plan will automatically terminate on December 7, 2030. In addition, prior to the automatic termination of the 2014 Plan, the Board may amend, alter, suspend, discontinue, or terminate the 2014 Plan without the consent of stockholders, except that any such action shall be subject to the approval of PDS’s stockholders if such action would increase the number of shares subject to the 2014 Plan or decrease the price at which Awards may be granted, or if stockholder approval with respect to such action is required by any applicable law or regulation or the rules of any stock exchange on which PDS’s common stock may then be listed or quoted. The Board must also obtain stockholder approval in order to take any action that would result in the repricing, replacement or repurchase of any option Award. The Board may otherwise determine to submit such other changes to the 2014 Plan for approval by PDS’s stockholders in its discretion. Generally, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the 2014 Plan may materially and adversely affect the rights of such participant under any outstanding Award.
Recoupment
Any Award granted under the 2014 Plan will be subject to mandatory repayment by the participant to PDS pursuant to the terms of any company “clawback” or recoupment policy that is directly applicable to the 2014 Plan and set forth in an Award agreement or as required by law.
Transfer Restrictions
The 2014 Plan prohibits participants from pledging, encumbering, assigning or transferring any Award, right or interest under the 2014 Plan to any third party, except for assignments or transfers that occur by way of the laws of descent and distribution. Awards and rights under the 2014 Plan will be exercisable during the life of a participant only by the participant or his legal guardian. However, the Compensation Committee, may in its discretion, permit transfers of options, SARs and/or restricted stock to certain immediate family members of the participant, to trusts for the benefits of such family members and to partnerships in which such family members are the only partners.
Foreign Nationals
Without amending the 2014 Plan, Awards may be granted to participants who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the 2014 Plan as may, in the judgment of the Compensation Committee, be necessary or desirable to further the purpose of the 2014 Plan. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2014 Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the 2014 Plan as in effect for any other purpose.

Options Previously Granted Pursuant to the 2014 Plan
The following table includes all of the Options, each of which will be ratified by the Board if this Proposal 1 is approved:
Name of Individual or Group	Number of Options Granted
Named Executive Officers:
Frank Bedu-Addo, Ph.D.	707,800
Gregory Conn, Ph.D.	122,400
Lauren V. Wood	210,500
Non-Employee Directors:
Kamil Ali-Jackson, Esq.	9,000
Otis Brawley, M.D.	9,000
Gregory Freitag, J.D., CPA	9,000
Stephen Glover	9,000
Ilian Iliev, Ph.D.	9,000
Sir Richard Sykes	9,000
All Employees and Consultants (Excluding Executive Officers) as a Group	129,930
New Plan Benefits
The following table includes additional information regarding the equity awards currently contemplated to be made under the 2014 Plan:
Name and Position	Dollar Value	Number of Shares(2)
Frank Bedu-Addo, Ph.D. President, Chief Executive Officer And Director	$1,719,954(1)	707,800
Gregory L. Conn, Ph.D. Chief Scientific Officer	$297,432(1)	122,400
Lauren V. Wood, M.D. Chief Medical Officer	$511,515(1)	210,500
Matthew Hill Chief Financial Officer And Principal Accounting Officer	$0(1)	0
All Current Executive Officers As A Group(4)	$2,528,901(1)	1,040,700
All Current Directors Who Are Not Executive Officers As A Group(5)	$537,300(3)	54,000
All Employees, Including All Current Officers Who Are Not Executive Officers, As A Group	$315,730(1)	129,930
(1)	The dollar value was calculated by multiplying the Number of Shares from the adjacent column by $2.43, which was the closing price per share of PDS common stock on December 8, 2020.
(2)	This column corresponds to the number of stock options subject to the Continent Grants and the number of stock options subject to the 2021 Director Grants.
(3)	The dollar value was calculated by multiplying the Number of Shares from the adjacent column by $9.95, which was the closing price per share of PDS common stock on June 17, 2021.
(4)	The amounts in this row are the aggregate of the Options.
(5)
The amounts in this row are the aggregate of the 2021 Director Grants, which consist of an annual grant equal to 9,000 stock options, which are intended to be granted to each non-employee director, subject to the director’s election or re-election at the Annual Meeting.

Equity Compensation Plan Information
For information regarding awards made under the 2014 Plan outstanding as of December 31, 2020, see “SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2020” below.
Summary of U.S. Federal Income Tax Consequences
The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the 2014 Plan. This discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.
PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THEM AS A RESULT OF PARTICIPATING IN THE 2014 PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.
Incentive Stock Options. Upon the grant of an ISO, the option holder will not recognize any income. In addition, no income for federal income tax purposes will be recognized by an option holder upon the exercise of an ISO if the requirements of the 2014 Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the company or a subsidiary during the period beginning on the date of grant of an ISO and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified option and will have the tax consequences described below in the section entitled “Non-Qualified Options.”
The federal income tax consequences upon a disposition of the shares acquired pursuant to the exercise of an ISO depends upon when the disposition of the shares occurs and the type of such disposition.
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If the disposition of such shares occurs more than two years after the date of grant of the ISO and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such ISO.

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If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise, or a disqualifying disposition, the excess, if any, of the amount recognized over the option price will be treated as taxable income to the participant and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year).

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If the option price exceeds the amount recognized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax, or the AMT, the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an ISO, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an ISO (i.e., the difference between the fair market value of the shares on the date of exercise and the option’s exercise price). As a result, unless the shares acquired upon the exercise of the ISO are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an ISO.
Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option price for shares to be acquired upon the exercise of an ISO, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the ISO if the requirements of the 2014 Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to shares received upon exercise of the ISO, all shares are deemed to have a holding period beginning on the date of exercise.
If an option holder tenders shares that were previously acquired upon the exercise of an ISO in partial or full payment of the option price for shares to be acquired upon the exercise of another ISO, and each such exercise occurs within two years after the date of grant of such ISO or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an ISO.
If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income, and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount recognized is less than the value at exercise. Any excess of the amount recognized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Non-Qualified Options. An option holder will not recognize taxable income, and the company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified option is granted. Upon the exercise of a non-qualified option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified option and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. An option holder’s tax basis in the shares received upon the exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the option holder’s tax basis in such shares.
If a non-qualified option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The shares received by the option holder in excess of the number of shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date.
Restricted Stock. Upon the grant of an award of restricted stock, the shares are considered to be subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands.
Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. If the participant makes such an election, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction in the year of grant. The amount of such compensation income (and the corresponding deduction) will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares.
By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.
Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant, and, subject to Section 162(m) of the Code, the company or one of its subsidiaries, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.
SARs. A participant will not recognize taxable income, and the company or a subsidiary, as applicable, is not entitled to a deduction, upon the grant of a SAR. Upon exercise or settlement of a SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received upon the exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares received from the exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the participant’s tax basis in the shares.
PDS RSUs. A participant will not recognize taxable income upon the grant of PDS RSUs, and the company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the shares at that time (as applicable) and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a restriction period will be equal to the fair market value of the shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of the shares received upon the settlement of restricted stock, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.
Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, PDS RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.
Withholding. Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, including taxes relating to the vesting, exercise and transfer of shares pursuant to the 2014 Plan. The company or a subsidiary is authorized to withhold from any payment relating to an Award under the 2014 Plan, including from a distribution of common stock or any payroll or other payment due to a participant, withholding and other taxes due in connection with any transaction involving an award.
Million Dollar Deduction Limit. In 2017 and prior years, under Section 162(m) of the Code, a publicly-held corporation may not deduct compensation paid in any one taxable year in excess of $1,000,000 to a “covered employee” unless the compensation properly qualifies as “performance-based compensation” subject to certain requirements. Prior to the amendment of Section 162(m) adopted by the Tax Cuts and Jobs Act, as described below, a covered employee for this purpose is the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to stockholders under the Exchange Act.
The Tax Cuts and Jobs Act, passed by Congress in December 2017, eliminated the “performance-based” compensation exemption under Section 162(m) and revised the definition of “covered employee.” Therefore, for 2018 and going forward, compensation paid to PDS’s chief executive officer, PDS’s chief financial officer and to each of PDS’s other named executive officers (as required to be disclosed in PDS’s annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1,000,000, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer. There is, however, a transition rule that allows “performance-based” compensation in excess of $1,000,000 to continue to be deductible if the remuneration is provided pursuant to a binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified.
Nonqualified Deferred Compensation. Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as PDS RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code or else be subject to further adverse tax consequences. If the requirements of Section 409A of the Code are not met with respect to an award, all amounts deferred under the 2014 Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received by the participant. In addition, the violation of Section 409A of the Code will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.
Excess Parachute Payments. If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting or payment, either alone or when with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”
Interests of Certain Persons in the Plan Ratification Proposal
The Company’s directors and executive officers currently are permitted to participate in the 2014 Plan, and therefore they have a substantial interest in the Plan Ratification Proposal.

Challenges to the Ratification and Time Limitations on Legal Challenges
When an act is ratified under Section 204 of the DGCL, certain specified persons (including any holder of common stock) may file a petition under Section 205 of the DGCL in the Delaware Court of Chancery to challenge the validity and effectiveness of any ratification effected under Section 204 of the DGCL. The Delaware Court of Chancery may make such orders regarding the ratification as it deems proper under the circumstances. Among other things, the Delaware Court of Chancery may declare that a ratification in accordance with and pursuant to Section 204 of the DGCL is not effective or shall only be effective at a time or upon conditions established by the Court.
Under Sections 204 and 205 of the DGCL, any claim that the ratified act is void or voidable due to the identified failures of authorizations, or that the Delaware Court of Chancery should declare in its discretion that the ratification not be effective or be effective only on certain conditions, must be brought within 120 days from the time this Proposal 1 is approved by the stockholders (which is referred to as the “Validation Effective Time” for purposes of Section 204).
Required Vote; Recommendation of Board of Directors
Presuming a quorum is present, the affirmative vote of the holders of a majority of the shares of PDS common stock properly cast at the Special Meeting is required for the ratification of the prior approval of the 2014 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE PRIOR APPROVAL OF THE 2014 PLAN

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information for the years ended December 31, 2019 and December 31, 2020 concerning compensation of (i) all individuals serving as our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2020 and (iii) up to two of our most highly compensated executive officer, other than our principal executive officer, that were not serving as executive officers as of December 31, 2020. We refer to these executives as the named executive officers.
	Year	Salary $	Bonus $	Option Awards(1) $	All Other Compensation $	Total $
Frank Bedu-Addo, Ph.D. Chief Executive Officer(5)	2020	450,000	225,000	139,788	—	814,788
	2019	356,250	395,000(2)	1,832,510	—	2,583,758

Gregory L. Conn, Ph.D. Chief Scientific Officer(5)	2020	290,000	87,375	39,141	7,417	423,933
	2019	169,167	—	461,603	38,184(4)	668,954

Lauren V. Wood, M.D. Chief Medical Officer(5)	2020	320,000	96,375	39,143	—	455,518
	2019	253,333	—	309,361	—	562,694

Andrew Saik Former Chief Financial Officer(3)	2020	84,199	—	—	—	84,199
	2019	370,000	—	309,363	—	679,363
(1)
Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation, and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 11, “Stock Based Compensation” in the notes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The executive will only realize compensation to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options at the time such options are exercised. On December 8, 2020 Frank Bedu-Addo, Gregory Conn and Lauren Wood were awarded contingent options of 707,800, 122,400 and 210,500 respectively.

(2)	Represents a signing bonus paid to Dr. Bedu-Addo.
(3)
Mr. Saik resigned from the Company on March 20, 2020. Thereafter, on March 23, 2020 our board of directors appointed Janetta Trochimiuk, the Company’s current Controller, as interim Principal Accounting Officer and Frank Bedu-Addo, Ph.D., the Company’s President and Chief Executive Officer, as interim Principal Financial Officer. On June 23, 2020, our board of directors appointed Michael King as interim Chief Financial Officer and Mr. King replaced Janetta Trochimiuk as interim Principal Accounting Officer and Frank Bedu-Addo, Ph.D., as interim Principal Financial Officer. On January 1, 2021, Dr. Van Voorhees assumed the responsibilities performed by Michael King. Dr. Van Voorhees was terminated without cause on September 30, 2021. Matthew Hill is currently the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.

(4)	Includes amounts paid to Dr. Conn as a consultant prior to commencing employment on June 1, 2019. Reflects matching contributions to the Company's 401(k) plan.
(5)
Dr. Bedu-Addo and Dr. Wood joined the Company on March 15, 2019, in connection with the Merger. Dr. Conn served as a consultant to the Company beginning on March 15, 2019 through June 1, 2019 at which point Dr. Conn became an employee of the Company.

Narrative to Summary Compensation Table
Prior to March 15, 2019, we were a clinical-stage biotechnology company known as Edge Therapeutics, Inc. (“Edge”). On March 15, 2019, we completed our business combination with privately held PDS Biotechnology Corporation, a Delaware corporation (“Private PDS”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, as amended on January 24, 2019 (the “Merger Agreement”), that we entered into with Private PDS and Echos Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Private PDS (the “Merger”), with Private PDS continuing as our wholly owned subsidiary and the surviving corporation of the Merger. Following the closing of the Merger, our name was changed to PDS Biotechnology Corporation, the name of Private PDS was changed to PDS Operating Corporation and the business of Private PDS became our business. As used herein, the word “Edge” refers to the Company prior to the completion of the Merger and the terms the “Company” and “PDS” refer to our company immediately following the completion of the Merger.

Key Performance Factors in Determining Executive Compensation
Because the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy R&D period and a rigorous regulatory approval process, including the requirements for multiple phases of human testing and the need to meet a significant number of other government requirements, many of the traditional financial performance metrics, such as product sales, revenues and profits, used to evaluate successful performance are inappropriate for a biopharmaceutical company with a continued development focus, such as PDS. Instead, the specific performance our Compensation Committee considers when evaluating the compensation of our named executive officers include:
•	key R&D achievements
•	initiation and progress of clinical trials for our product candidates;
•	achievement of regulatory milestones;
•	new business initiatives including financings;
•	our progress in building out key functions and managing our growth while maintaining a high-performing organization and culture: and
•	increasing shareholder value.
Annual corporate goals are proposed by our senior leadership team at the beginning of each year and approved by our Board of Directors. During the first quarter of each year, our Compensation Committee, with the input of the senior leadership team, evaluates our corporate performance for the prior year against the corporate goals set for that year, and, taking into account other corporate achievements and developments, recommends a corporate performance rating to be approved by our Board of Directors.
During the first quarter of each year, our Compensation Committee typically evaluates compensation levels for such year of our executive officers, including the amount of each executive officer’s base salary, target annual bonus and annual equity awards, taking into consideration the compensation paid by our peer group, our prior year’s overall corporate performance against the established corporate goals, as well as each individual executive officer’s contributions to achievement of such corporate goals, individual performance and the other factors described above, in making compensation recommendations to our Board of Directors. Our Board of Directors considers these recommendations in determining the compensation for our executive officers for the applicable year.
Elements of Executive Compensation
The compensation of our named executive officers consists of base salary, annual cash bonuses and equity awards, as well as employee benefits that are made available to our salaried employees generally. Our named executives are also entitled to compensation and benefits upon certain terminations of employment, including following a change of control transaction, as described under “Employment Letter Agreements” below.
Base Salaries
We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in each named executive officer’s employment agreement.
Dr. Bedu-Addo received a base salary of $450,000 in 2020. Dr. Conn received a base salary of $ 290,000 in 2020. Dr. Wood received a base salary of $320,000 in 2020. These salaries remained unchanged from the salaries following the Merger. Mr. Saik received his base salary of $84,199 in 2020 until his resignation as of March 23, 2020.
Performance Bonuses
We offer our named executive officers the opportunity to earn annual cash bonuses to compensate them for attaining short-term company and individual performance goals. Each named executive officer has an annual target bonus that is expressed as a percentage of his or her annual base salary. The 2020 target bonus amount for Dr. Bedu-Addo was 50% of his base salary, for Dr. Conn was 30% of his base salary and for Dr. Wood was 30% of her base salary.

Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes Company performance goals each year and, at the completion of the year, generally determines actual bonus payouts after assessing Company performance against these goals and each named executive officer’s individual performance and contributions to the Company’s achievements. For 2020, bonuses were entirely determined based on Company performance in meeting clinical, business development and financial goals.
Equity Compensation
In 2020 we granted stock option awards to our named executive officers as a long-term incentive component of their compensation. We have historically granted stock option awards to named executive officers when they commenced employment with us and have from time to time thereafter made additional grants as, and when, our Board of Directors determined appropriate to recruit, retain or reward particular named executive officers.
We have three equity compensation plans: the 2009 Stock Option Plan, 2014 Equity Incentive Plan and the 2018 Stock Incentive Plan (the “Plans”).
In 2014, our stockholders approved the 2014 Equity Incentive Plan pursuant to which we may grant up to 91,367 shares as ISOs, NQs and restricted stock units (“RSUs”), subject to increases as hereafter described (the “Plan Limit”). In addition, on January 1, 2015 and each January 1 thereafter and prior to the termination of the 2014 Equity Incentive Plan, pursuant to the terms of the 2014 Equity Incentive Plan, the Plan Limit was and shall be increased by the lesser of (x) 4% of the number of shares of Common Stock outstanding as of the immediately preceding December 31 and (y) such lesser number as the Board of Directors may determine in its discretion. In March 2019, the Plan was amended and restated which removed the annual increase component and the available shares at that time under the 2014 Plan was 826,292 shares. See Proposal 1 for further discussion regarding this plan.
In 2018, our stockholders approved the 2018 Stock Incentive Plan pursuant to which the Company may grant up to 558,071 shares as Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Preferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards.
Pursuant to the terms of the Plans, ISOs have a term of ten years from the date of grant or such shorter term as may be provided in the option agreement. Unless specified otherwise in an individual option agreement, ISOs generally vest over a four year term and NQs generally vest over a one to five year terms. Unless terminated by the Board, the Plans shall continue to remain effective for a term of ten years or until such time as no further awards may be granted and all awards granted under the Plans are no longer outstanding. As of December 31, 2020, there were 190,799 shares available for grant under the 2018 Stock Incentive Plan.
On June 17, 2019, our Board adopted the 2019 Inducement Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of non-qualified stock options. The Inducement Plan was recommended for approval by the Compensation Committee of the Board and subsequently approved and adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.
On December 8, 2020, our Board amended the Inducement Plan solely to increase the total number of shares of Common Stock reserved for issuance under the Inducement Plan from 200,000 shares to 500,000 shares. The Inducement Plan will be administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, non-qualified stock options under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board (or any parent or subsidiary of the Company), or following a bona fide period of non-employment by the Company (or a parent or subsidiary of the Company), if he or she is granted such non-qualified stock options in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. As of December 31, 2020, there were 421,500 shares available for grant under the Inducement Plan.
Our stock option awards have an exercise price at least equal to the fair market value of our common stock on the date of grant and typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances, including as described below for our named executive officers in the section titled “Potential payments upon a change in control.” Our stock option awards may be intended to qualify as incentive stock options under the Code.
In June 2020 we granted Dr. Bedu-Addo, Dr. Conn, and Dr. Wood options to purchase 125,000, 35,000 and 35,000 shares of our common stock, respectively, under the 2014 Plan. In December 2020 we granted

Dr. Bedu-Addo, Dr. Conn, and Dr. Wood options to purchase 707,800, 122,400 and 210,500 shares of our common stock, respectively, under the 2014 Plan subject to stockholder approval of our Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c). These options will not be exercisable until stockholder approval has been obtained. See Proposal 1 for further discussion regarding this plan. All options described above vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the executive’s continued service with us through the applicable vesting date.
On December 8, 2020 our Interim CFO, Michael King, was granted 50,000 options to purchase shares of our common stock under the 2014 Plan, all of which were fully vested and exercisable as of the date of grant.
Retirement, Health, Welfare and Additional Benefits
Our executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.
We sponsor a 401(k) defined contribution plan in which our executive officers may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as our other full-time employees. Currently, we match 100% of each our employees’ contributions up to 3% of their salary and 50% of each employees’ contribution between 3% and 5% of their salary for a maximum contribution of 4% of the applicable employee’s salary.
Employment Agreements
Frank Bedu-Addo Ph.D.
Pursuant to his employment agreement, dated October 11, 2018, Dr. Bedu-Addo will receive an initial base salary of $275,000 per year and this salary will increase to at least $450,000 in the event that Private PDS becomes a public company, which did occur in March, 2019. Dr. Bedu-Addo is eligible to receive an annual performance-based cash bonus in an amount up to 50% of his base salary. In addition, immediately prior to the Merger, (i) all options to purchase PDS common stock held by Dr. Bedu-Addo became fully vested, and (ii) Dr. Bedu-Addo received a one-time cash payment of $395,000 and a one-time grant of 179,486 options to purchase shares of PDS common stock.
If Dr. Bedu-Addo’s employment is terminated by PDS without cause, by Dr. Bedu-Addo for good reason, or by death, Dr. Bedu-Addo (or his estate) will be entitled to receive (i) all earned but unpaid amounts of his base salary, (ii) all reasonable and documented expenses incurred but unpaid, (iii) his base salary for a period of 24 months following his termination, (iv) reimbursement for certain medical expenses, and (v) a lump sum payment in an amount equal to the greater of (a) the annual incentive bonus paid in the year prior to Dr. Bedu-Addo’s termination (prorated for the period of the year Dr. Bedu-Addo was employed) or (b) the annual incentive bonus earned by Dr. Bedu-Addo in the year he was terminated.
Gregory L. Conn, Ph.D.
Effective as of June 1, 2019, PDS entered into an employment agreement with Dr. Conn, pursuant to which Dr. Conn is employed as PDS’s Chief Scientific Officer. The agreement provides that Dr. Conn will receive an initial base salary of $290,000 per year. Dr. Conn is eligible to receive an annual performance-based cash bonus in an amount up to 30% of his base salary.
If Dr. Conn’s employment is terminated by PDS without cause, by Dr. Conn without good reason, or by death, Dr. Conn (or his estate) is entitled to receive (i) all earned but unpaid amounts of his base salary and (ii) his bonus earned for a calendar year ended on or before the date of such termination. In addition, the Dr. Conn will be entitled to receive (i) a lump sum payment of all other amounts owed to Dr. Conn, and (ii) reimbursement for all reasonable and documented expenses.
Effective as of June 17, 2021 PDS entered into an amendment to the employment agreement with Dr. Conn (the “Amendment”). The Amendment reduced Dr. Conn’s base salary to $120,000 per year. The Amendment further amended the terms of Dr. Conn’s employment with the Company to provide that Dr. Conn is only required to work or otherwise provide services to the Company for a minimum of/up to 30 hours per week.

Lauren Wood, M.D.
Effective February 1, 2019, PDS entered into an offer letter with Dr. Wood pursuant to which Dr. Wood is employed as PDS’s Chief Medical Officer. The agreement provides that Dr. Wood will receive a base salary of $320,000 per year. Dr. Wood is eligible to receive an annual performance-based cash bonus in an amount up to 30% of her base salary.
Andrew Saik
October 31, 2017, Mr. Saik, entered into an employment agreement with Edge pursuant to which he agreed to serve as Edge’s Chief Financial Officer. Mr. Saik remained employed with PDS as its Chief Financial Officer and served as a director of PDS following the consummation of the Merger and later resigned from his role as Chief Financial Officer and as a director on March 20, 2020 in order to pursue other professional endeavors. As Mr. Saik resigned without good reason, he was not entitled to, and did not receive, any of the severance payments or benefits that he would have otherwise been eligible to receive under his employment agreement had he resigned for good reason or been terminated by us without cause.
Matthew Hill
On September 30, 2021, PDS delivered a notice of termination without cause to Seth Van Voorhees and removed him from his position as PDS’s Chief Financial Officer, principal financial officer and principal accounting officer. On October 4, 2021, PDS entered into an employment agreement with Matthew Hill, effective as of October 18, 2021, pursuant to which Matthew Hill agreed to serve as PDS’s Chief Financial Officer. Mr. Hill will receive an annual salary of $350,000. Mr. Hill is also eligible for an annual performance bonus of 35% of his base salary. The employment agreement further provides that if Mr. Hill’s employment is terminated by PDS without cause or if he resigns for good reason, then, Mr. Hill will be entitled to receive (i) a severance payment equal to twelve months’ of his then-current base salary and (ii) reimbursement for health care continuation (COBRA) premiums for up to 12 months following the date of his termination.
Outstanding Equity Awards at Year-End
The table below sets forth the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2020.
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Grant Date	Expiration Date
Frank Bedu-Addo, Ph.D.	37,504	62,496	$5.99	6/28/2019	6/29/2029
	53,174		$6.57	7/27/2011	7/27/2021
	219,535		$6.57	12/3/2012	12/3/2022
	53,173		$9.04	3/14/2019	3/14/2029
	179,486		$9.04	3/14/2019	3/14/2029
		125,000	$1.45	6/23/2020	6/23/2030
		707,800	$2.43	12/8/2020	12/8/2030

Gregory Conn, Ph.D.	17,764		$6.87	1/31/2016	1/31/2026
	14,450		$15.33	7/6/2018	7/6/2028
	44,871		$9.04	3/14/2019	3/14/2029
	14,998	25,002	$6.39	6/6/2019	6/6/2029
	35,000	35,000	$1.45	6/23/2020	6/23/2030
		122,400	$2.43	12/8/2020	12/8/2030

Lauren V. Wood, M.D.	23,514	39,201	$6.39	6/6/2019	6/6/2029
		35,000	$1.45	6/23/2020	6/23/2030
		210,500	$2.43	12/8/2020	12/8/2030

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Grant Date	Expiration Date
Andrew Saik(2)		2,500	$299.60	3/1/2018	3/1/2028
		62,715	$6.39	6/6/2019	6/6/2029
		10,000	$214.60	11/1/2017	11/1/2027
		8,300	$22.00	6/19/2018	6/19/2022
(1)
Except as otherwise noted, options vest with respect to one-fourth of the underlying shares on the first anniversary of the grant date and in equal installments of 1⁄36 of the underlying shares on each monthly anniversary of the grant date thereafter for the subsequent 36 months. On December 8, 2020 Frank Bedu-Addo, Gregory Conn and Lauren Wood were awarded options at an exercise price of $2.43 in the amounts of 707,800, 122,400 and 210,500, respectively, under the 2014 Plan subject to stockholder approval of our Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c). These options will not be exercisable until stockholder approval has been obtained. See Proposal 3 for further discussion regarding this plan. All options described above vest as to 25% of the total shares underlying the option on the first anniversary of the grant date and in equal monthly installments over the ensuing 36 months, subject to the executive’s continued service with us through the applicable vesting date.

(2)	Mr. Saik resigned from the Company on March 20, 2020, and all of his outstanding options expired as of December 31, 2020.
Director Compensation
Director Compensation Policy
On June 28, 2019, we adopted a director compensation policy based on Edge’s existing director compensation program. Pursuant to the policy, the annual retainer for non-employee directors is $40,000 and the annual retainer for the chair of the board of directors is $70,000. This director compensation remained unchanged in 2020. Annual retainers for committee membership are as follows:
Committee	Annual Retainer
Audit Committee Chairperson	$18,500
Audit Committee Member	$8,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Chairperson	$8,000
Nominating and Corporate Governance Committee Member	$4,000
These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses authorized by the board of directors or a committee that are incurred in connection with attending conferences or meetings with management in accordance with a travel policy, as may be in effect from time to time.
In addition to the above fees, the board of directors may determine that additional committee fees are appropriate and should be payable for any newly created committee of the board of directors.
In addition, we grant to new non-employee directors upon their initial election to the board of directors, an option to purchase 9,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. Each of these options has a term of 10 years from the date of the award and 1/3 of these options vest upon each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service as a director. This vesting accelerates as to 100% of the shares upon a change in control of the Company.
Further, on the dates of each of our annual meetings of stockholders, each non-employee director that has served on our board of directors for at least six months automatically receives an option to purchase 9,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the grant and each non-employee director that has served on our board of directors for less than six months shall receive a pro rata share of such options. Each of these options has a term of 10 years from the date of the award and 1/3 of these options vest upon each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service as a director, with 100% acceleration of vesting upon a change in control of the Company.
The table below summarizes the compensation paid by PDS to each non-employee director for the year ended December 31, 2020:
Name	Fees Earned Or Paid in Cash $	Option Awards $(1)	Total $
Gregory Freitag, J.D., CPA(2)	60,856	10,044(2)	70,900
De Lyle W. Bloomquist(3)	41,912	10,044(3)	51,956
Sir Richard Sykes(4)	51,500	10,044(4)	61,544
Stephen Glover(5)	93,000	10,044(5)	103,044
Kamil Ali-Jackson, Esq.(6)	54,603	12,290(6)	66,893
Ilian Iliev, Ph.D.(7)	38,462	4,570(7)	43,032
Otis Brawley, M.D.(8)	6,413	18,774(8)	25,187
(1)
The amounts shown in this column do not reflect actual compensation received by our directors. The amounts reflect the grant date fair value of option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation - Stock Compensation (“ASC Topic 718”), and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 11, “Stock-based Compensation” in the notes to the Company’s financial statements included in our most recent Annual Report on Form 10-K. The director will only realize compensation to the extent the trading price of PDS’s common stock is greater than the exercise price of such stock options at the time such options are exercised.

(2)	Mr. Freitag was appointed as a director of our Board on March 15, 2019 in connection with the Merger. Mr. Freitag held an aggregate of 46,867 option awards as of December 31, 2020.
(3)
Mr. Bloomquist was appointed as a director of our Board on March 15, 2019 in connection with the Merger. Mr. Bloomquist held an aggregate of 29,218 option awards as of December 31, 2020. On January 26, 2021, Mr. Bloomquist did not stand for re-election at the 2021 Annual Meeting of Stockholders and is no longer a director.

(4)	Sir Richard Sykes was appointed as director of our Board on March 15, 2019 in connection with the Merger. Sir Richard Sykes held an aggregate of 44,474 option awards as of December 31, 2020.
(5)	Mr. Glover was appointed to our Board on April 2, 2019. Mr. Glover held an aggregate of 18,000 option awards as of December 31, 2020.
(6)	Ms. Ali-Jackson was appointed to our Board on February 21, 2020. Ms. Ali-Jackson held an aggregate of 12,033 option awards as of December 31, 2020.
(7)	Dr. Iliev was appointed to our Board on April 8, 2020. Dr. Iliev held an aggregate of 6,374 option awards as of December 31, 2020.
(8)	Dr. Brawley was appointed to our Board on November 3, 2020. Dr. Brawley held an aggregate of 9,000 option awards as of December 31, 2020.
Commitment to Corporate Responsibility
PDS’s corporate responsibility is fundamental to our long-term success. It is also now more than ever important to our stakeholders. We have a commitment to environmental, social and governance (“ESG”) issues.
Environmental Factors: As we continue to expand our operations, we have initiated certain projects to begin tracking our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate.
Social Factors: Our future performance depends significantly upon the continued service of our key employees and personnel and our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock awards, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and flexible work schedules, among other benefits. We have taken proactive, aggressive action throughout the COVID-19 pandemic to protect the health and safety of our employees. We expect to continue to implement these measures until we determine that the COVID-19 pandemic is adequately contained for purposes of our business. We may take further actions, in compliance with all appropriate government regulations, that we determine to be in the best interest of our employees.

Diversity and Inclusion: We strive to invest in and create ongoing opportunities for employee development in a diverse and inclusive environment in which each team member plays a unique and vital role. It starts at the top, where we have racially diverse directors and a racially diverse Chief Executive Officer. We believe that a diverse workforce not only positively impacts our performance and strengthens our culture, but it also cultivates an essential pipeline of experienced leaders for management. Hiring for diversity of thought, background and experience, and diversity of personal characteristics such as gender, race and ethnicity continues to be an area of focus as we grow our company.
Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Conduct, which provides, among other things, that all of our employees, officers and directors must (i) act with integrity and observe the highest ethical standards of business conduct in his or her dealings with our customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job, and (ii) conduct relationships with colleagues and business relationships with competitors, suppliers and customers free of any discrimination, including based on race, color, creed, religion, age, sex, sexual preference, national origin, marital status, veteran status, handicap or disability.
ANTI-HEDGING/ANTI-PLEDGING POLICY
Pursuant to our insider trading policy, our employees, executive officers and directors may not (a) hold our securities in a margin account, (b) pledge our securities as collateral for a loan or (c) enter into hedging or monetization transactions or similar arrangements with respect to our securities, in each case without the advance approval of our compliance officer.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.
The following table sets forth information with respect to the beneficial ownership of our common stock as of November 29, 2021, or the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PDS Biotechnology Corporation, 25B Vreeland Road, Suite 300, Florham Park, NJ 07932.
	Beneficial Ownership
Name of Beneficial Owner	Shares	%(1)
Greater than 5% Stockholders:
—	—	—
PDS Named Executive Officers and Directors:
Frank Bedu-Addo, Ph.D.(2)	1,406,701	4.8%
Sir Richard Sykes(3)	480,492	1.7%
De Lyle W. Bloomquist(4)	708,476	2.5%
Gregory Freitag(5)	83,930	*
Stephen Glover(6)	72,700	*
Kamil Ali-Jackson, Esq.(7)	15,734	*
Ilian Iliev, Ph.D.(8)	2,103	*
Otis Brawley, M.D. (9)	3,000	*
Gregory L. Conn(10)	265,322	*
Lauren V. Wood(11)	113,777	*
Matthew Hill (12)	975	*
Seth L. Van Voorhees, Ph.D.(13)	17,647	*
Andrew Saik(14)	125,548	*
All current executive officers and directors as a group (11 persons)(15)	2,44,334	8.3%
*	Less than 1%
(1)
Percentage ownership is based on 28,437,940 shares of common stock outstanding as of the Record Date, together with securities exercisable or convertible into shares of common stock within 60 days after the Record Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)
Includes 646,515 shares of common stock and 760,186 shares subject to outstanding options exercisable within 60 days of the Record Date. Of such options, 196,611 were granted to Dr. Bedu-Addo, subject to stockholder approval of the PDS Biotechnology Corporation Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c).

(3)	Includes 445,108 shares of common stock and 35,384 shares subject to outstanding options exercisable within 60 days of the Record Date.
(4)
Includes 498,631 shares of common stock held by Asklepios Capital 193,888 held by Mr. Bloomquist individually and 0 shares subject to outstanding options exercisable within 60 days of the Record Date and 15,957 shares subject to outstanding warrants exercisable within

60 days of the Record Date. Mr. Bloomquist is a partner of Asklepios Capital LLC. The business address of Asklepios Capital LLC is 10244 E. Windrunner Dr., Scottsdale, Arizona 85255. As disclosed above, on January 26, 2021, Mr. Bloomquist elected not stand for re-election at the 2021 Annual Meeting of Stockholders and is no longer a director.
(5)	Includes 46,153 shares of common stock and 37,777 shares subject to outstanding options exercisable within 60 days of the Record Date.
(6)	Includes 63,790 shares of common stock and 8,910 shares subject to outstanding options exercisable within 60 days of the Record Date.
(7)	Includes 11,764 shares of common stock and 3,970 shares subject to outstanding options exercisable within 60 days of the Record Date.
(8)
Includes 2,103 shares subject to outstanding options exercisable within 60 days of the Record Date. On April 8, 2020, the Company’s board, based upon the recommendation of the Nominating and Corporate Governance Committee of the board, appointed Ilian Iliev, Ph.D., as a director and new member of the Board. Dr. Iliev was presented to the Company’s board as a designee for approval by NetScientific plc or NetScientific, pursuant to the board designee rights granted to NetScientific in connection with the Company’s February 2020 public offering, as previously disclosed. Dr. Iliev is a non-executive director of NetScientific. Dr. Iliev is not deemed to be the beneficial owner of any of the shares of our common stock or warrants held by NetScientific.

(9)	Includes 3,000 shares subject to outstanding options exercisable within 60 days of the Record Date.
(10)
Includes 115,545 shares of common stock and 149,777 shares subject to outstanding options exercisable within 60 days of the Record Date. Of such options, 34,000 were granted to Dr. Conn, subject to stockholder approval of the PDS Biotechnology Corporation Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c).

(11)
Includes 111,377 shares subject to outstanding options exercisable within 60 days of the Record Date. Of such options, 58,472 were granted to Dr. Wood, subject to stockholder approval of the PDS Biotechnology Corporation Second Amended and Restated 2014 Equity Incentive Plan under Nasdaq Marketplace Rule 5635(c).

(12)	Includes 975 shares of common stock. Mr. Hill is the current Chief Financial Officer of the Company, effective as of October 18, 2021.
(13)	Includes 17,647 shares of common stock. Dr. Van Voorhees’ employment with the Company was terminated without cause on September 30, 2021.
(14)
Mr. Saik is the former Chief Financial Officer and a former director of the Company. Mr. Saik resigned as the Chief Financial Officer and as a director of the Company on March 20, 2020. Mr. Saik’s beneficial ownership includes 125,548 shares of common stock and 0 shares subject to outstanding options exercisable within 60 days of the Record Date.

(15)	Not inclusive of Dr. Van Voorhees and Mr. Saik, and Mr. Bloomquist who were not executive officers or Directors as of the Record Date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS AS OF DECEMBER 31, 2020
The following table contains information about our equity compensation plans as of December 31, 2020.
	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	1,530,420	$12.21	311,755
Equity compensation plans not approved by security holders	120,477	$7.53	442,173
Total	1,650,897(1)	$11.87	753,928
(1)
Includes 1,170,630 stock options subject to the continent option grants to executive officers and employees on December 8, 2020. See Proposal 1 of this proxy statement for further discussion on the contingent grants.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for mailing of Proxy Materials or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single mailing of Proxy Materials or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PDS stockholders will be “householding” our proxy materials. A single mailing of Proxy Materials or other Special Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate mailing of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, PDS Biotechnology Corporation at 25B Vreeland Road, Suite 300, Florham Park, NJ 07932 or by phone at (800) 208-3343. Stockholders who currently receive multiple copies of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Frank Bedu-Addo, Ph.D.
Chief Executive Officer
December 16, 2021
This Proxy Statement is available free of charge at www.proxyvote.com.

EXHIBIT A

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
OF THE COMPANY ON NOVEMBER 29, 2021
Ratification under Section 204 of the DGCL
WHEREAS, on June 17, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), at which the Company’s stockholders, among other items, voted on the approval and adoption of the Company’s Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “2014 Plan Approval”);
WHEREAS, on July 23, 2021, David R. Rosener, a purported stockholder of the Company, filed a putative class action and shareholder derivative complaint in the Court of Chancery of the State of Delaware (C.A. No. 2021-0644 JRS) (the “Delaware Action”), in which plaintiff alleged that under the voting standards applicable to the 2014 Plan Approval, as set forth in the Company’s then current bylaws, broker non-votes were required to be treated as a vote “against” the 2014 Plan Approval;
WHEREAS, the plaintiff in the Delaware Action alleged that the Company’s stockholders did not approve the 2014 Plan Approval and their adoption was defective because the Company did not treat broker non-votes as votes “against” the 2014 Plan Approval, and had the Company treated broker non-votes as “against” votes, the 2014 Plan Approval would have had more “against” votes than “for” votes; and
WHEREAS, although the Company does not believe that the interpretation reflected in the Delaware Action regarding the bylaws of the Company that were in effect as of the time of the 2021 Annual Meeting was correct, in an effort to resolve any ambiguity regarding the 2014 Plan Approval raised by the Delaware Action, based on plaintiff’s allegation in the Delaware Action that the 2014 Plan Approval was purportedly defective, the Board has determined that it would be in the best interests of the Company and its stockholders to make best efforts to secure ratification of the 2014 Plan Approval pursuant to Section 204 of the DGCL at a special meeting of stockholders (the “Special Meeting”);
WHEREAS, the Board previously approved November 29, 2021 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof; and
WHEREAS, the quorum threshold and the vote required to secure ratification of the 2014 Plan Approval pursuant to Section 204 of the DGCL is a majority of the number of shares of stock present in person or represented by proxy at the stockholder meeting of the Company and entitled to vote thereat at which a quorum is present and at which such ratification vote will be held.
NOW, THEREFORE, BE IT, RESOLVED, that the Board hereby determines that it is advisable and in the best interests of the Company and its stockholders to ratify and submit the 2014 Plan Approval for ratification by the Company’s stockholders pursuant to Section 204 of the DGCL; and be it
FURTHER RESOLVED, that the Board hereby ratifies, confirms and approves 2014 Plan Approval and confirms that the 2014 Plan Approval be submitted to the Company’s stockholders for ratification pursuant to Section 204 of the DGCL at the Special Meeting; and be it
FURTHER RESOLVED, that the notice to be given pursuant to Section 204(d) of the DGCL (the “Section 204(d) Notice”) shall be given to all holders of each class and series of valid stock and putative stock of the Company, whether voting or non-voting, who held such shares of stock of record as of April 26, 2021 (the record date of the 2021 Annual Meeting), such notice to be directed to the address of each such holder as it appears or most recently appeared, as appropriate, on the records of the Company; and be it
FURTHER RESOLVED, that the Section 204(d) Notice shall be in the form attached hereto as Exhibit A.
General
NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute any applications, certificates, agreements or any other instruments or documents or amendments or supplements to such documents, including any blue sky filings and stock certificates, or to do or to cause to be done any and all other acts and things as such officers, in their discretion, may deem necessary or advisable and appropriate to carry out the purposes of the foregoing resolutions; and be it

FURTHER RESOLVED, that any and all lawful actions heretofore taken by any officer or directors of the Company in connection with the foregoing resolutions or the 2014 Plan Approval be, and hereby are, ratified, confirmed, approved and adopted.

EXHIBIT B
SECTION 204(D) NOTICE
NOTICE TO STOCKHOLDERS AND CERTAIN FORMER STOCKHOLDERS OF
PDS BIOTECHNOLOGY CORPORATION
Pursuant to Section 204(d) of the
Delaware General Corporation Law
Notice is hereby given pursuant to Section 204(d) of the Delaware General Corporation Law (the “DGCL”) that on November 29, 2021, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”) adopted resolutions pursuant to Section 204 of the DGCL (the “Board Ratification Resolutions”), approving the ratification of certain corporate actions, as more particularly described below (the “Ratified Approvals”). The Board Ratification Resolutions attached hereto as Exhibit A are incorporated herein by reference.
On June 17, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) at which the Company’s stockholders, among other items, voted on the approval and adoption of the Company’s Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “2014 Plan Approval”).
On July 23, 2021, David R. Rosener, a purported stockholder of the Company, filed a putative class action and shareholder derivative complaint in the Court of Chancery of the State of Delaware (C.A. No. 2021-0644 JRS) (the “Delaware Action”), in which plaintiff alleged that under the voting standards applicable to the 2014 Plan Approval, as set forth in the Company’s then current bylaws, broker non-votes were required to be treated as a vote “against” the 2014 Plan Approval.
The plaintiff in the Delaware Action alleged that the Company’s stockholders did not approve the 2014 Plan Approval and their adoption was defective because the Company did not treat broker non-votes as votes “against” the 2014 Plan Approval, and had the Company treated broker non-votes as “against” votes, the 2014 Plan Approval would have had more “against” votes than “for” votes.
Although the Company does not believe that the interpretation reflected in the Delaware Action regarding the bylaws of the Company that were in effect as of the time of the 2021 Annual Meeting was correct, in an effort to resolve any ambiguity regarding the 2014 Plan Approval raised by the Delaware Action, the Board has determined that it would be advisable and in the best interests of the Company and its stockholders for the Company to make best efforts to secure ratification pursuant to Section 204 of the DGCL of the 2014 Plan Approval.
Any claim alleging that any defective corporate acts or any equity awards issued pursuant to the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan is void or voidable due to failure of authorization, or that the Court of Chancery of the State of Delaware should declare in its discretion that a ratification in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the date of the Ratified Approvals (i.e., no later than 120 days after the date of the stockholders meeting).
This Notice is being mailed to all holders of valid stock and putative stock of the Company, whether voting or nonvoting, as of April 26, 2021 (the record date of the 2021 Annual Meeting) at the address of such holders as it appears or most recently appeared, as appropriate, on the records of the Company.
No further stockholder action is necessary with respect to the foregoing.
PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title:	President and Chief Executive Officer

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on January 16, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PDSB2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on January 16, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63278-S36422 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PDS BIOTECHNOLOGY CORPORATION

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

The Board of Directors recommends you vote FOR Proposal 1:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D63279-S36422

PDS BIOTECHNOLOGY CORPORATION
Special Meeting of Stockholders
January 19, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Bedu-Addo and Hillary Yegen, or either of them, as proxies, each with the power to appoint his or her substitute, and thereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PDS BIOTECHNOLOGY CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, on January 19, 2022, virtually via a live webcast at www.virtualshareholdermeeting.com/PDSB2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side